EXHIBIT 10.46
December 2019

REGIONS FINANCIAL CORPORATION
USE OF CORPORATE AIRCRAFT POLICY

OBJECTIVE
Regions Financial Corporation (“Regions”) has designed this Use of Corporate Aircraft Policy (this “Policy”) to set forth the criteria and procedures applicable to the use of all aircraft operated by Regions and/or its subsidiaries or affiliates (collectively, the “Company”). This Policy is intended to comply with Company objectives and applicable laws, rules, and regulations and shall be amended from time to time as necessary or appropriate to ensure continued compliance with such laws, rules, and regulations as in effect at such time. In addition, the following key points are addressed in this Policy:

1.	Who has access to the aircraft?

2.	For what purposes may the aircraft be used?

3.	In which circumstances are use of the aircraft to be paid for by the passenger?

4.	What are the tax and disclosure implications of aircraft use?

SCOPE
This Policy is applicable to use of all aircraft operated by the Company (“Corporate Aircraft”).

PURPOSE OF CORPORATE AIRCRAFT
The Company operates Corporate Aircraft to provide business and approved non-business air transportation services for Company executives, associates and Directors, and their guests, and to transport Company property. The Company shall not offer common carriage or transportation for hire and shall seek reimbursement for transportation only as described in this Policy.

Use of Corporate Aircraft maximizes productivity and availability of key personnel by permitting them to travel more efficiently, and thereby allowing them to focus their time and energy on achieving Company objectives. Use of Corporate Aircraft also ensures added measures of security for passengers by reducing the risk of potential or actual known or unknown threats to high profile personnel.

DEFINITIONS
This Policy will reference different types of usage of the aircraft, which are defined as follows:
Business Travel means travel primarily within the scope of the business of the Company.

•	Examples of Business Travel include, but are not limited to, travel to attend meetings with
Company customers, travel to attend Company, Board or Board Committee meetings, and other travel that generally furthers the business purposes of the Company. The mere fact that a passenger also accomplishes a personal goal or receives a personal benefit shall not preclude the travel from being deemed Business Travel, provided the accomplishment of the personal goal or receipt of a personal benefit is incidental to the overall business-related purpose of the trip.

•
If questions arise over the characterization of a flight as Business Travel or Personal Travel, the Chief Executive Officer (“CEO”) of the Company or his or her designee shall determine the appropriate characterization, unless the passenger is the CEO, in which case the determination shall be made by the Compensation and Human Resources Committee of the Board of Directors of the Company, or the full Board of Directors of the Company.

Personal Travel means travel that is not primarily within the scope of the business of the Company.

•
Examples of Personal Travel include, but are not limited to, travel for vacation, travel to attend a family function (such as a funeral, birth, or other occasion), and travel to receive medical treatment (other than medical services required by the Company).

•	Personal Travel includes trips in which a business objective is achieved if that business objective is merely incidental to the overall personal purpose of the trip.

EXHIBIT 10.46
December 2019

•
A trip may include both Personal Travel and Business Travel. For example, travel from Point A to Point C with a stop in Point B may be both Personal Travel and Business Travel if the trip from Point A to Point C is purely for business purposes, but the stop in Point B is for personal purposes. However, if a stop between Point A and Point C is necessary (such as for refueling) and Point B creates no additional expense to the Company over the least expensive location for a stop, then the stop at Point B shall be considered incidental to the business purpose of the trip, notwithstanding any personal benefit that the passenger may receive by stopping at Point B.

Incremental Cost means the actual cost to the Company of a passenger’s travel over the cost the Company would have incurred absent that passenger’s travel.
• For example, if an associate traveling on Business Travel takes along a spouse or other personal guest, any additional costs specifically attributable to the travel of the spouse or guest are
Incremental Costs.
• The Incremental Cost of a trip includes only the costs applicable to the trip, not the cost of owning and maintaining the aircraft.

Deadhead Flights are flights the Corporate Aircraft makes without passengers that are directly related to
Business Travel or Personal Travel. Deadhead Flights will be deemed to have the same character as the
Business Travel or Personal Travel they facilitate. For example, if an associate travels on business, the flight of Corporate Aircraft to pick him up before his Business Travel would be deemed Business Travel, as would the return of the aircraft after dropping him off at the end of his travel.

Reimbursable Amount means the specific items listed in 14 C.F.R. §91.501(d) which may be paid by a
Permitted Person to the Company if the Permitted Person has entered into a time sharing arrangement with the Company. These items include the costs of the following:

1.	Fuel, oil, lubricants, and other additives.

2.	Travel expenses of the crew, including food, lodging, and ground transportation.

3.	Hangar and tie-down costs away from the aircraft's base of operation.

4.	Insurance obtained for the specific flight.

5.	Landing fees, airport taxes, and similar assessments.

6.	Customs, foreign permit, and similar fees directly related to the flight.

7.	In-flight food and beverages.

8.	Passenger ground transportation.

9.	Flight planning and weather contract services.

10.	An additional charge of up to 100% of the cost of fuel, oil, lubricants, and other additives.

ACCESS TO AIRCRAFT
The following “Permitted Persons” shall have access to the aircraft, in the following order of priority:

1.	The Chairman of the Board of Directors of Regions (the “Board”)

2.	The CEO

3.	Board Members to facilitate their efficient attendance at Board and Board Committee meetings.

4.	CEO Direct Reports.

5.	Executive Leadership Team members.

6.	Other members of senior management, as approved by the CEO or his or her designee.

7.
In appropriate circumstances, associates with a business-related purpose, all as approved by the CEO or his or her designee, provided however that the CEO or his or her designee shall, on a case by case basis, determine whether such individual may be in a higher priority category.

8.
In appropriate circumstances, contractors, consultants, customers, potential customers, and other individuals who have a business relationship with the Company, all as approved by the CEO or his or her designee, provided however that the CEO or his or her designee shall, on a case by case basis, determine whether such individual may be in a higher priority category.

Permitted Persons shall be permitted to bring spouses and other personal guests on otherwise-approved
Business Travel and Personal Travel, provided the Permitted Person accompanies the guest on the flight.

EXHIBIT 10.46
December 2019

Generally, spouses and guests of Permitted Persons are not permitted to fly on the Corporate Aircraft unaccompanied by the Permitted Person, with exceptions to be specified by the CEO or his or her designee, or in the case of the CEO, by the Chairman of the Board or the Lead Independent Director if the Chairman
is also the CEO.

Generally, use of the Corporate Aircraft for customer business development or for civic, charitable or humanitarian reasons requires the documented approval of the CEO or his or her designee.

TREATMENT OF TRAVEL

Business Travel

Policy: Commercial travel for business purposes is encouraged except in cases where travel by Corporate
Aircraft offers distinct advantages to the Company. In support of this principle, Permitted Persons shall be permitted to use Corporate Aircraft for appropriate Business Travel, subject to reasonable restrictions for scheduling and availability. Additionally, Permitted Persons are encouraged to schedule their Business Travel to coincide with the travel of other Permitted Persons so as to minimize the Incremental Cost to the Company.
Where possible, Deadhead Flights are to be avoided.

Tax Considerations:

•	If the travel is solely Business Travel, the Permitted Person should have no tax consequences if traveling alone or in the company of other Permitted Persons.

•
If the Business Travel includes one or more personal flights, the Company shall value the personal portion using the Standard Industry Fare Level (“SIFL”) rates as periodically published by the U.S. Department of Transportation and shall include such amount in the Permitted Person’s taxable income reported to the Internal Revenue Service (“IRS”) for the year of travel, to the extent that such amount exceeds the amount paid by the Permitted Person to the Company for the trip, if any.

•
If the Permitted Person is accompanied by a spouse or other guest, the spouse’s or guest’s travel shall be valued using the SIFL rates and shall be included in the Permitted Person’s taxable income for the year of travel, to the extent that such amount exceeds the amount paid by the Permitted Person to the Company for the trip, if any.

SEC Reporting: If the Permitted Person is a named executive officer (“NEO”) under the reporting rules of the Securities and Exchange Commission (“SEC”), the following shall apply:

•	If the travel is solely Business Travel, there shall not be any amount reportable.

•	If the travel includes one or more personal flights, the Company shall report the Incremental Cost of the Personal Travel as a perquisite in its annual proxy filings.

•
If the Permitted Person is accompanied by a spouse or other guest, any non-de minimis Incremental Cost of the spouse’s or guest’s travel shall be treated as a perquisite in the Company’s annual proxy filings.

•	The amount reported shall not include any amount paid by the Permitted Person to the Company for the trip, if any.

Cost Allocation: In general, the Company will pay 100% of the cost of Business Travel. However, in unusual circumstances, Business Travel may be contingent upon the Permitted Person entering into a time sharing agreement and reimbursing the Company for the reimbursable amount.

Personal Travel

Policy: The CEO shall have use of the Corporate Aircraft for Personal Travel without reimbursement to the
Company up to a maximum value of $100,000 per year. The annual maximum value shall be determined based on calculating the full Incremental Cost for the operation of the aircraft as required under SEC rules for proxy reporting and as determined by the Company from time to time. In the event the value of any
Personal Travel exceeds $100,000 annually, the CEO shall be required to reimburse the Company for the

EXHIBIT 10.46
December 2019

full Incremental Costs of such use under a time sharing agreement entered into between the individual and the Company. The $100,000 annual maximum is subject to periodic review and adjustment by the
Compensation and Human Resources Committee of the Board of Directors.

Permitted Persons other than the CEO are encouraged to use commercial aircraft for Personal Travel.
However, with advance approval of the CEO or his or her designee, a Permitted Person may use the Corporate
Aircraft for Personal Travel only in the following circumstances:

•
Allowing the spouse or other guest of the Permitted Person to travel with the Permitted Person, where the Permitted Person is engaged in Business Travel. Except in unusual circumstances, a spouse or guest will be permitted only when the spouse or guest does not preclude Business Travel of other Permitted Persons on the same trip.

•	Appending Personal Travel to Business Travel in appropriate circumstances.

•	Combining Personal Travel and Business Travel where the Business Travel would be allowed if the purpose of the Personal Travel did not exist.

•	The Company requests that the Permitted Person use Corporate Aircraft for security reasons or other reasons that have a business value to the Company.

•	In the case of a medical or family emergency.

Tax Considerations:

•
If the travel is solely Personal Travel, the Company shall value the Personal Travel using SIFL rates and shall include such amount in the Permitted Person’s taxable income reported to the IRS for the year of travel, to the extent that such amount exceeds the amount paid by the Permitted Person to the Company for the trip, if any. In valuing the Personal Travel, any legs of travel that qualify as Business Travel will be disregarded.

•
If the Permitted Person is accompanied by a spouse or other guest, the spouse’s or guest’s travel shall be valued using the SIFL rates and shall be included in the Permitted Person’s taxable income reported to the IRS for the year of travel, to the extent that such amount exceeds the amount paid by the Permitted Person to the Company for the trip, if any.

SEC Reporting: If the Permitted Person is an NEO under the reporting rules of the SEC, the following shall apply:

•	The Company shall report the Incremental Cost of the Personal Travel as a perquisite in its annual proxy filings.

•
If the Permitted Person is accompanied by a spouse or other guest, the non-de minimis Incremental Cost of the spouse’s or guest’s travel shall be treated as a perquisite to the NEO in the Company’s annual proxy filings.

•	The amount reported shall not include any amount paid by the Permitted Person to the Company for the trip, if any.

Cost Allocation: If the Permitted Person has entered into a time sharing agreement, the Company will seek reimbursement for Personal Travel as provided for in the agreement up to the maximum reimbursable amount where permissible, provided however that under appropriate circumstances, the Company may waive reimbursement subject to appropriate SEC and tax reporting.

NO GROSS-UPS; TAX TREATMENT
Use of the Corporate Aircraft is provided as a convenience to Permitted Persons and their guests. As such, the Company makes no promises or guarantees as to the tax treatment of any travel. Therefore, Permitted
Persons and their guests shall be solely responsible for the tax consequences of their Personal Travel. The
Company shall not provide any NEO or Director with any type of gross-up or other tax protection related to use of the Corporate Aircraft. In the event the IRS re-characterizes a flight as Personal Travel or otherwise determines that the taxable amount exceeds the amount reported by the Company, the Permitted Person or guest shall be solely responsible for any additional tax or penalties.

EXHIBIT 10.46
December 2019

SEATING CAPACITY RULE
Permitted Persons are encouraged to coordinate their travel to coincide with the Business Travel of other
Permitted Persons. As such, the Company will make available to Permitted Persons the “seating capacity rule” described in the U.S. Treasury regulations. Pursuant to this rule, if at least 50% of the aircraft’s seating capacity is used for Business Travel, the Personal Travel of a Permitted Person on the same flight may be valued at $0. As required by the U.S. Treasury regulations, this Policy applies only to Permitted Persons who are associates (not including non-employee Directors) of the Company and to their spouses and dependent children.

SCHEDULING
The CEO or his or her designee shall establish a procedure for scheduling the use of Corporate Aircraft. The
CEO may designate one or more associates of the Company as an Aviation Department to whom all such scheduling requests may be directed.

OTHER CONSIDERATIONS
All usage of Corporate Aircraft must be in accordance with all applicable laws, rules and regulations.
Situations not specifically discussed in this Policy should be addressed in accordance with the intent and spirit of this Policy. Any questions should be directed to the Chief Human Resources Officer or his or her designee. Additionally,

•
Flights should be scheduled, where possible, to make the most efficient and cost effective use of Corporate Aircraft, taking into account other Permitted Persons who may use the aircraft for Business Travel.

•	Short flight segments of less than 115 land miles will not be permitted unless such segment is a business-related stop on a longer trip that constitutes Business Travel.

•
Permitted Persons should be considerate of the wait time of pilots and flight crew in scheduling their flights, particularly regarding overnight stays. Generally, overnight stays are to be avoided, and the Company may seek reimbursement of the costs of overnight stays even in the event of Business Travel if the CEO deems that an overnight stay could reasonably have been avoided.